SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                NETCURRENTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                          95-4233050
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)

5757 WILSHIRE BOULEVARD, PENTHOUSE ONE                          90036
       LOS ANGELES, CALIFORNIA                                (Zip Code)
(Address of Principal Executive Offices)

                   NETCURRENTS, INC. 1998 STOCK INCENTIVE PLAN
                            (Full Title of The Plan)

                                   IRWIN MEYER
                     5757 WILSHIRE BOULEVARD, PENTHOUSE ONE
                          LOS ANGELES, CALIFORNIA 90036
                     (Name and Address of Agent For Service)

                                  (310)860-0200
          (Telephone Number, Including Area Code, of Agent For Service)

                          Copies of communications to:
                          LINDA GIUNTA MICHAELSON, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000

                         CALCULATION OF REGISTRATION FEE

--------------------------- ----------------- ------------------------- ------------------------ ----------------
Title Of Securities To Be     Amount To Be        Proposed Maximum          Proposed Maximum         Amount Of
        Registered           Registered (1)   Offering Price Per Share  Aggregate Offering Price Registration Fee
--------------------------- ----------------- ------------------------- ------------------------ ----------------
Common Stock, no par value  2,000,000 Shares         $ 3.50 (2)             $ 7,000,000 (2)          $ 1,848
--------------------------- ----------------- ------------------------- ------------------------ ----------------

     (1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the common stock as may become issuable pursuant to the anti-dilution provisions of the Company's 1998 Stock Incentive Plan.

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on February 2, 2000.

     Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Company hereby makes the following statement:

     On February 5, 1999, the Company, which has since changed its name from Producer's Entertainment Group Ltd., and subsequently IAT Resources Corporation, to Netcurrents, Inc., filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-71891) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to the Company's 1998 Stock Incentive Plan, as amended (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

ITEM 8. EXHIBITS.

4.1  The Netcurrents, Inc. 1998 Stock Incentive Plan, as amended.

5.1  Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

23.1 Consent of Singer Lewak Greenbaum & Goldstein LLP, Public Accountants.

23.3 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in its opinion as Exhibit 5.1).

24.1 Power of Attorney (included on signature page).

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California as of February 3, 2000.

                                NETCURRENTS, INC.
                                  (Registrant)

                            By: /s/ IRWIN MEYER
                                -------------------------------------
                                Irwin Meyer
                                Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Irwin Meyer and Arthur H. Bernstein and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by the virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                           TITLE                          DATE
   /s/ IRWIN MEYER          Chief Executive Officer and Director     February 3, 2000
--------------------------  (Principal Executive Officer)
     Irwin Meyer


  /s/ ARTHUR H. BERNSTEIN   Executive Vice President and Director    February 3, 2000
--------------------------  (Principal Financial Officer and
  Arthur H. Bernstein       Principal Accounting Officer)


  /s/ JAMES J. CERNA, JR.   Executive Vice President and Director    February 3, 2000
--------------------------  (Principal Strategic Planner and
   James J. Cerna, Jr.      Chief Executive Officer of Infolocity)


  /s/ VICTOR A. HOLTORF     Executive Vice President (Chief          February 3, 2000
--------------------------  Operating Officer and President of
    Victor A. Holtorf       Infolocity)


  /s/ MICHAEL ISCOVE        Director                                 February 3, 2000
--------------------------
     Michael Iscove

  /s/ THOMAS A. DANIELS     Director                                 February 3, 2000
--------------------------
    Thomas A. Daniels

  /s/ IVAN A. BERKOWITZ     Director                                 February 3, 2000
--------------------------
    Ivan A. Berkowitz

                                  EXHIBIT INDEX

                                                                  Sequentially
EXHIBIT NO.                 DESCRIPTION                           NUMBERED PAGE
-----------                 -----------                           -------------
4.1 The Netcurrents, Inc. 1998 Stock Incentive Plan, as amended.

5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

23.1   Consent of Singer Lewak Greenbaum & Goldstein LLP,
       Public Accountants.

23.2   Consent of Troop Steuber Pasich Reddick & Tobey, LLP
       (included in Exhibit 5.1).

24.1   Power of Attorney (set forth on page 5).


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